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                                                                    Exhibit 99.6


                            EXCHANGE AGENCY AGREEMENT


                                                               ___________, 2001


HSBC Bank USA
452 5th Avenue
New York, NY 10018

Ladies and Gentlemen:

                  ALARIS Medical Systems, Inc., a Delaware corporation (the "Company"), proposes to make an offer (the "Exchange Offer") to exchange all of its outstanding 11 5/8% Senior Secured Notes due 2006 (the "Senior Notes") for a like aggregate principal amount of its 11 5/8% Senior Secured Notes due 2006 (the "Exchange Notes"). The terms and conditions of the Exchange Offer as currently contemplated are set forth in the prospectus (the "Prospectus") included in the Company's Registration Statement on Form S-4 ("Registration Statement") filed with the Securities and Exchange Commission (Registration No. 333-73810) and the related Letter of Transmittal (the "Letter of Transmittal", which together with the Prospectus constitute the "Exchange Offer").

                  You are hereby appointed and authorized to act as agent (the "Exchange Agent") to effect the Exchange Offer, on the terms and subject to the conditions of this agreement (the "Agreement"). In that connection, the following documents have been delivered to you and a copy of each of the following documents is attached hereto as EXHIBIT A:

                  (i)      the Prospectus;

                  (ii) the form of Letter of Transmittal to be used by holders of Senior Notes pursuant to the Exchange Offer;

                  (iii) the form of Notice of Guaranteed Delivery to be used by holders of Senior Notes in tendering their Senior Notes when they are not immediately available or time will not permit a holder's Senior Notes or other required documents to reach you prior to the expiration of the Exchange Offer;

                  (iv)     Form of Letter to Clients;

                  (v)      Form of Letter to Depository Trust Participants;

                  (vi)     Instruction to Registered Holder from Beneficial
                           Owner; and


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                  (vii)    Guidelines for Certification of Taxpayer
                           Identification Number on Substitute Form W-9
                           (collectively, the "Tender Documents").

                  The Exchange Offer shall expire at the time and on the date specified in the Prospectus (the "Initial Expiration Date") or at any subsequent time and date to which the Company may extend the offer. The later of the Initial Expiration Date and the latest time and date to which the Exchange Offer is so extended is referred to as the "Expiration Date".

                  You are hereby requested, and you hereby agree, to act as follows:

                  1. You will perform such duties and only such duties as are specifically set forth in the section of the Prospectus captioned "The Exchange Offer" or as specifically set forth in this Agreement.

                  2. You are to mail, at the cost and expense of the Company, such number of copies of the Prospectus and the Tender Documents to all of the registered Holders and to such participants as you have been notified in writing on the day that you are notified by the Company that the Registration Statement has become effective under the Securities Act of 1933, as amended, or as soon as practicable thereafter, and to make subsequent mailings thereof to such other persons who to your knowledge become Holders prior to the Expiration Date and to any persons as may from time to time be requested by the Company. The Company shall provide, at its sole cost and expense, sufficient copies of the Prospectus and Tender Documents as may be required under this Agreement. All mailings pursuant to this Section 2 shall be by first-class mail, postage prepaid, unless otherwise specified by the Company. You shall also accept and comply with telephone requests for information relating to the Exchange Offer, provided that such information shall relate only to the procedures for tendering Private Notes in (or withdrawing tenders of Private Notes from) the Exchange Offer. All other requests for information relating to the Exchange Offer shall be directed to the Company, Attention: Stuart E. Rickerson, ALARIS Medical Systems, Inc., 10221 Wateridge Circle, San Diego, CA 92121; Telephone (858) 458-7508; Facsimile (858) 458-6156.

                  3. You are to accept Senior Notes which are accompanied by a Letter of Transmittal or facsimile thereof, properly completed and duly executed in accordance with the instructions thereon and any requisite collateral documents and all other instruments and communications submitted to you in connection with the Exchange Offer and to hold the same upon the terms and conditions set forth in this Agreement.

                  4. You are to examine the Letters of Transmittal, Senior Notes and other documents delivered to you by or for holders of Senior Notes prior to the expiration date, to ascertain whether (i) the Letters of Transmittal are properly completed and duly executed in accordance with the instructions set forth therein, (ii) the other documents required by the Letter of Transmittal are properly completed and duly executed, and (iii) the Senior Notes have otherwise been properly tendered. You need not pass on the legal sufficiency of any signature or verify any signature guarantee.


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                  5.       In the event any Letter of Transmittal or other
document has been improperly executed or completed or any of the certificates are not in proper form or have been improperly tendered or any book-entry delivery of Senior Notes improperly made, or if some other irregularity in connection with the delivery of Senior Notes by a holder thereof exists, you are authorized to endeavor to take such action as you may deem to be appropriate to cause such irregularity to be corrected. You are authorized, upon consultation with the Company or one of its representatives, to request from any person tendering Senior Notes such additional documents or undertakings as you may deem appropriate. All questions as to the form of all documents and the validity, eligibility (including time of receipt) and acceptance of tendered Senior Notes will be determined by the Company, in its sole discretion, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders of any particular Senior Notes which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any Senior Notes, and the Company's interpretation of the terms and conditions of the Exchange Offer (including the Letters of Transmittal and the instructions set forth therein) will be final. No tender of Senior Notes will be deemed to have been properly made until all defects and irregularities have been cured or waived to the satisfaction of the Company.

                  6. Tenders of Senior Notes may be made only as set forth in the Prospectus, and securities shall be considered properly tendered to you only when a properly completed and duly executed Letter of Transmittal, with any required signature guarantees and any other required documents, are received by you at your address set forth in the Prospectus on or prior to the Expiration Date and either (i) certificates representing such Senior Notes are received by you at such address or (ii) such Senior Notes are transferred pursuant to the procedures for book-entry transfer described in the Prospectus.

                  7. If a holder desires to tender Senior Notes pursuant to the Exchange Offer and such holder's certificates evidencing the Senior Notes are not immediately available or the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach you prior to the Expiration Date, such holder's tender may be effected if all the following conditions are satisfied: (i) the tender is made by or through an Eligible Institution (as defined in the Prospectus); (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company, is received by you, as provided below, prior to the Expiration Date; and (iii) the certificates for all tendered Senior Notes, in proper form for transfer (or a confirmation of a book-entry transfer of such Senior Notes into your account at the Depository Trust Company ("DTC")), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal are received by you within three (3) business days after the date of delivery of such Notice of Guaranteed Delivery.

                  The Notice of Guaranteed Delivery may be delivered by hand, facsimile transmission or mail, to you and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.


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                  If you determine it to be necessary or advisable, you may
communicate with Eligible Institutions that have tendered Senior Notes by means of the aforementioned procedures to ascertain information in connection therewith.

                  8. Holders of Senior Notes may make book-entry delivery of their securities. You will establish an account or accounts with respect to the Senior Notes at DTC for purpose of the Exchange Offer to permit book-entry transfers of Senior Notes. Except as otherwise provided below, Senior Notes, or any book-entry transfer into your account(s) at DTC of Senior Notes tendered electronically, as well as a properly completed and duly executed copy of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, must be received by you or, in the case of tenders of book-entry transfer, confirmed to you on or prior to the Expiration Date.

                  9. A tendering holder of Senior Notes may withdraw tendered Senior Notes in accordance with the procedures set forth in the Prospectus and prior to the Expiration Date, in which event, except as may be otherwise specified in such holder's notice of withdrawal, all items in your possession which shall have been received from such holder with respect to those Senior Notes shall be promptly returned to or upon the order of such holder and the Senior Notes covered by those items shall no longer be considered to be properly tendered. A withdrawal may not be rescinded. Withdrawn Senior Notes may, however, be retendered at any time on or prior to the Expiration Date.

                  10. You are to record and to hold all tenders received by you and to promptly notify by telephone after the close of business on each business day, the following person as to the total number of Senior Notes tendered on such day and the cumulative number of Senior Notes received through the time of such call: Stuart E. Rickerson. Each daily report should be divided into the number of Senior Notes represented by (i) certificates and (ii) Notices of Guaranteed Delivery actually received by you through the time of the report. The foregoing information should also be sent in a daily written report with copies to such persons as are designated by the Company. In addition, you will also provide, and cooperate in making available to the Company, such other information as it may reasonably request upon oral request made from time to time. Your cooperation shall include, without limitation, the granting by you to the Company, and such other persons as it may reasonably request, of access to those persons on your staff who are responsible for receiving tenders of Senior Notes, in order to insure that immediately prior to the Expiration Date, the Company shall have received information in sufficient detail to enable it to decide whether to extend the offer.

                  11. Letters of Transmittal, Notices of Guaranteed Delivery and facsimile transmissions and letters submitted in lieu thereof pursuant to the Exchange Offer shall be stamped by you as to the date and time of receipt and shall be retained in your possession until the Expiration Date. As promptly as practicable thereafter, you will deliver those items, together with all properly tendered Senior Notes to _________________________.

                  12. You are to satisfy requests of brokers, dealers, commercial banks, trust companies and other persons for copies of the documents and other materials specified in items (i) through (iii) of the introduction to this Agreement. You are not authorized to offer or to pay any

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concessions or commissions to any brokers, banks or other persons or to engage or to utilize any persons to solicit tenders.

                  13. You are to follow up and to act upon any amendments, modifications or supplements to these instructions, and upon any further information in connection with the terms of the Exchange Offer, any of which may be given to you by the Company, including instructions with respect to (i) any extension or other modification of the Exchange Offer, (ii) the manner of exchange, and (iii) the cancellation of the Exchange Offer.

                  14. Unless otherwise indicated under any Special Delivery Instructions set forth in any Letter of Transmittal, you shall, in accordance with Paragraph 20 below, mail the Exchange Notes and certificates for any Senior Notes submitted but not tendered for exchange to the registered owner of the securities at the address shown in the Letter of Transmittal.

                  15. No exchange shall be made as to any Senior Notes until you physically receive a certificate or certificates (or a timely confirmation of a book-entry transfer) representing those Senior Notes, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or, in the case of a book-entry transfer, an "agent's message" (as defined in the Prospectus), and any other documents required by the Letter of Transmittal. You shall have no duty to enforce any guarantees given pursuant to this Paragraph 15.

                  16. For performing your services hereunder, you shall be entitled to receive from the Company a fee in accordance with Exhibit A attached hereto. You shall also be reimbursed by the Company for all reasonable expenses, including reasonable counsel fees, if any, you may incur in connection with the performance of your duties after submission to the Company of itemized statements.

                  17.      As Exchange Agent hereunder you:

                           (a) shall not have duties or obligations other than those specifically set forth herein or in the Tender Documents or as may subsequently be agreed to by you and the Company;

                           (b) shall not be obligated to take any legal action hereunder which might in your judgment involve any expense or liability unless you have been furnished with reasonable indemnification;

                           (c) may rely on and shall be protected in acting upon any certificate, instrument, opinion, notice, letter or other document or security delivered to you and believed by you to be genuine and to have been signed by the proper party or parties;


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                           (d)      may rely on and shall be protected in acting
                                    upon the written instructions of the
                                    following officer of the Company: Stuart E.
                                    Rickerson; and

                           (e) may consult counsel satisfactory to you (including counsel to the Company or attorneys in your employ), and the opinion of such counsel shall be full and complete authorization and protection with respect to any action taken, suffered, or omitted by you hereunder in good faith and in accordance with the opinion of such counsel.

                  18. You undertake the duties and obligations imposed herein upon the following additional terms and conditions:

                           (a)      you shall perform your duties and
                                    obligations hereunder with due care.

                           (b)      you will be regarded as making no
                                    representation and having no
                                    responsibilities as to the validity,
                                    sufficiency, value or genuineness of any certificates or the Senior Notes evidenced thereby deposited with you hereunder or of any Letter of Transmittal, book-entry transfer of securities or Notice of Guaranteed Delivery, and will not be required to and will make no representation as to the validity, value or genuineness of the Exchange Offer.

                  19. You are not authorized to make any recommendation on behalf of the Company as to whether a holder of Senior Notes should or should not tender his or her Senior Notes.

                  20. All certificates for Exchange Notes and shall be forwarded (i) first-class mail under a blanket surety bond protecting you and the Company from loss or liability arising out of the non-receipt or non-delivery of such certificates or (ii) registered mail, insured separately for the replacement value of such certificates.

                  21. You are authorized to cooperate with and furnish information to any organization designated from time to time by the Company, in any manner reasonably requested by any of them in connection with the Exchange Offer and tenders thereunder.

                  22. The Company covenants and agrees to reimburse, indemnify and hold you and each of your officers, directors, agents, employees, attorneys and agents (collectively, the "Indemnitees") harmless against any costs, expenses (including reasonable expenses of your legal counsel), losses or damages which, without gross negligence, willful misconduct or bad faith on your part or arising out of or attributable thereto, may be paid, incurred or suffered by an Indemnitee or to which an Indemnitee may become subject by reason of or as a result of the administration of your duties hereunder or by reason of or as a result of your compliance with the instructions set forth herein or with any written or oral instructions delivered to you pursuant hereto, or liability resulting


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from your actions as Exchange Agent pursuant hereto, including any claims against an Indemnitee by any holder tendering Senior Notes for exchange. The Company shall be entitled to participate at its own expense in the defense, and if the Company so elects at any time after receipt of such notice, the Company shall assume the defense of any suit brought to enforce any such claim. In the event that the Company assumes the defense of any such suit, the Company shall not be liable for the fees and expenses of any additional counsel thereafter retained by any Indemnitee, unless there is a conflict of interest between you and the Company which, in your reasonable judgment, you have concluded that there may be defenses available to you that are different from or additional to those available to the Company. You agree to notify the Company, by letter, of the written assertion of a claim against an Indemnitee or of any action commenced against an Indemnitee, promptly after you shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of an action. Notwithstanding the foregoing, the failure so to notify the Company shall not relieve the Company from any indemnity or other obligations which it may have under this Agreement except for liability that is a direct result of the failure of an Indemnitee so to notify the Company. No Indemnitee shall settle any loss without prior consent of the Company, which shall not be unreasonably withheld or delayed if not adverse to the Company's interests.

                  You shall be under no obligation to institute or defend any action, suit or legal proceeding in connection herewith or to take any other similar action likely to involve you in expenses, unless first indemnified by the Company to your reasonable satisfaction.

                  23. You hereby acknowledge receipt of the Prospectus and each of the documents listed in items (i) through (iii) of the introduction to this Agreement and further acknowledge that you have examined the same. Any inconsistency between this Agreement on the one hand and the Prospectus and related Letter of Transmittal, as they may from time to time be amended, on the other, shall be resolved in favor of the latter, except with respect to the duties, liabilities and indemnification of you as Exchange Agent. Notwithstanding the foregoing, the Company acknowledges that you shall not be responsible for and make no representation as to the validity or adequacy of the Prospectus and related Letter of Transmittal, nor shall you be responsible for any statement of the Company in any document issued in connection with the sale of the Senior Notes.

                  24. All notices, statements and other communications hereunder shall be in writing, signed by a duly authorized officer of the party sending such notices, and shall be deemed given when delivered by hand or by certified mail, postage prepaid, addressed as follows:

                  To the Company:

                           ALARIS Medical Systems, Inc.
                           10221 Wateridge Circle
                           San Diego, CA 92121
                           Attention: Stuart E. Rickerson, Esq.


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                  with copy to:

                           Piper Marbury Rudnick & Wolfe LLP
                           1251 Avenue of the Americas
                           New York, New York 10020
                           Attention: Marjorie Sybul Adams, Esq.

                  To you:

                           HSBC Bank USA
                           452 5th Avenue
                           New York, NY 10018
                           Attention: Issuer Services

                  with copy to:

                           Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                           New York, New York 10104
                           Attention: Walter H. Curchack, Esq.

or to such other address as either party may furnish hereunder by notice: provided that notice of change of address shall be deemed given only when received.

                  25. This agreement shall be construed and enforced in accordance with the law of the State of New York applicable to agreements made and to be performed in New York and shall inure to the benefit of, and the obligations created hereby shall be binding upon, the successors and assigns of the parties hereto.

                  26. Instructions by the Company to you pursuant to this Agreement may be reasonably modified or supplemented by the Company or by any officer authorized to give notice, approval or waiver on its behalf upon written agreement by you to such modification or supplement.

                  27. This Agreement may be executed in one or more counterparts which in the aggregate shall be one Agreement.


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                  Please acknowledge receipt of this letter and confirm the
arrangements herein provided by signing and returning the enclosed copy.

                                           Very truly yours,

                                           ALARIS MEDICAL SYSTEMS, INC.


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

ACCEPTED AS OF

             , 2001
------------

HSBC BANK USA
As Exchange Agent


By:
   ----------------------------------
   Title:
   Name:







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